--------------------------------------------------------------------------------

                                                                   EXHIBIT 10.20

     ***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[**]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***



                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG



                         GLOBAL IMAGING SYSTEMS INC.,



                         ESI ACQUISITION CORPORATION,


                           ELECTRONIC SYSTEMS, INC.


                                      AND


                              THE SHAREHOLDERS OF
                           ELECTRONIC SYSTEMS, INC.



                             DATED AUGUST 7, 1997

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions.....................................................................   1

                                  ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

     2.1 Agreement to Sell and Purchase..................................................   6
     2.2 Purchase Price..................................................................   6
     2.3 Payment of Purchase Price.......................................................   6
     2.4 Closing.........................................................................   6
     2.5 Escrow Arrangements.............................................................   7
     2.6 Purchase Price Adjustments......................................................   7
     2.7 Closing Audit...................................................................   7
     2.8 Post-Closing Purchase Price Adjustment..........................................   8

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY AND SELLERS

     3.1 Capitalization..................................................................   8
     3.2 No Liens on Shares..............................................................   9
     3.3 Other Rights to Acquire Capital Stock...........................................   9
     3.4 Due Organization................................................................   9
     3.5 No Subsidiaries.................................................................   9
     3.6 Due Authorization...............................................................   9
     3.7 Financial Statements............................................................  10
     3.8 Certain Actions.................................................................  10
     3.9 Properties......................................................................  11
     3.10 Licenses and Permits...........................................................  12
     3.11 Intellectual Property..........................................................  12
     3.12 Compliance with Laws...........................................................  13
     3.13 Insurance......................................................................  13
     3.14 Employee Benefit Plans.........................................................  13
          (a) Employee Welfare Benefit Plans.............................................  13
          (b) Employee Pension Benefit Plans.............................................  14
          (c) Employment and Non-Tax Qualified Deferred Compensation
              Arrangements...............................................................  14
     3.15 Contracts and Agreements.......................................................  14

     3.16 Claims and Proceedings..............................................................  15
     3.17 Taxes...............................................................................  15
     3.18 Personnel...........................................................................  16
     3.19 Business Relations..................................................................  17
     3.20 Accounts Receivable.................................................................  17
     3.21 Bank Accounts.......................................................................  17
     3.22 Warranties..........................................................................  17
     3.23 Brokers.............................................................................  17
     3.24 Interest in Competitors, Suppliers, Customers, Etc..................................  18
     3.25 Indebtedness To and From Officers, Directors, Shareholders,
          and Employees.......................................................................  18
     3.26 Undisclosed Liabilities.............................................................  18
     3.27 Information Furnished...............................................................  18

                                  ARTICLE IV
              GLOBAL'S AND ESIAC'S REPRESENTATIONS AND WARRANTIES

     4.1 Due Organization.....................................................................  19
     4.2 Due Authorization....................................................................  19
     4.3 No Brokers...........................................................................  19

                                   ARTICLE V
                     COVENANTS OF THE COMPANY AND SELLERS

     5.1 Consents of Others...................................................................  20
     5.2 Sellers' Efforts.....................................................................  20
     5.3 Powers of Attorney...................................................................  20

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

     6.1 General..............................................................................  20
     6.2 Transition...........................................................................  20
     6.3 Confidentiality......................................................................  21
     6.4 Covenant Not to Compete..............................................................  21
     6.5 Additional Matters...................................................................  22

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

     7.1 Conditions to Global's and ESIAC's Obligations.......................................  23
          (a) Covenants, Representations and Warranties.......................................  24

          (b) Consents....................................................................... 24
          (c) Leases......................................................................... 24
          (d) Discharge of Indebtedness and Liens............................................ 24
          (e) Material Adverse Change........................................................ 24
          (f) Transfer Taxes................................................................. 24
          (g) Financial Condition............................................................ 25
          (h) Relationship with ESR.......................................................... 25
          (i) Documents to be Delivered by Sellers and the Company........................... 25
               (i) Opinion of Sellers' Counsel............................................... 25
               (ii) Certificates............................................................. 25
               (iii) Release................................................................. 25
               (iv) Escrow Agreement......................................................... 25
               (v) Employment Agreement...................................................... 25
               (vi) Office Lease............................................................. 25
               (vii) Stock Certificates...................................................... 26
     7.2 Conditions to Sellers and the Company's Obligations................................. 26
          (a) Covenants, Representations and Warranties...................................... 26
          (b) Consents....................................................................... 26
          (c) Documents to be Delivered by Global and ESIAC.................................. 26
               (i) Opinion of Global's and ESIAC's Counsel................................... 26
               (ii) Certificates............................................................. 27
               (iii) Escrow Agreement........................................................ 27
               (iv) Employment Agreement..................................................... 27
               (v) Lease..................................................................... 27
               (vi) Purchase Price........................................................... 27
          (d) Right of Reinvestment.......................................................... 27

                                  ARTICLE VIII
                                INDEMNIFICATION

     8.1 Indemnification of Global........................................................... 28
     8.2 Defense of Claims................................................................... 28
     8.3 Escrow Claim........................................................................ 29
     8.4 Tax Audits, Etc..................................................................... 29
     8.5 Indemnification of Sellers.......................................................... 29
     8.6 Limits on Indemnification........................................................... 29

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Modifications....................................................................... 30
     9.2 Notices............................................................................. 30
     9.3 Counterparts........................................................................ 31

     9.4 Expenses..........................................................................   32
     9.5 Binding Effect; Assignment........................................................   32
     9.6 Entire and Sole Agreement.........................................................   32
     9.7 Governing Law.....................................................................   32
     9.8 Survival of Representations, Warranties and Covenants.............................   32
     9.9 Invalid Provisions................................................................   33
     9.10 Public Announcements.............................................................   33
     9.11 Remedies Cumulative..............................................................   33
     9.12 Waiver...........................................................................   33
     9.13 DISPUTE RESOLUTION...............................................................   33
     9.14 Building Leases..................................................................   33

     LIST OF EXHIBITS

     Exhibit A      Form of Escrow Agreement
     Exhibit B      Form of Estoppel Certificate for Building Leases
     Exhibit C      Opinion of Sellers' Counsel
     Exhibit D      Sellers' Certificates
     Exhibit E      Release
     Exhibit F      Kamarek Executive Agreement
     Exhibit G      Opinion of Global's and ESIAC's Counsel
     Exhibit H      Global Certificate
     Exhibit I      Existing Building Lease


     LIST OF SCHEDULES

     Schedule 2.3   Sellers' Accounts
     Schedule 2.6   Holders of Funded Indebtedness
     Schedule 3.1   Ownership of Shares
     Schedule 3.4   Articles and Bylaws
     Schedule 3.7   Financial Statements
     Schedule 3.8A  Certain Actions
     Schedule 3.8B  Material Changes
     Schedule 3.9   Properties
     Schedule 3.10  Licenses and Permits
     Schedule 3.11  Patents and Trademarks
     Schedule 3.13  Insurance
     Schedule 3.14  Employee Benefit Plans
     Schedule 3.15  Contracts and Agreements
     Schedule 3.16  Claims and Proceedings
     Schedule 3.18  Personnel
     Schedule 3.20  Accounts Receivable
     Schedule 3.21  Bank Accounts
     Schedule 3.22  Warranties
     Schedule 3.25  Indebtedness with Officers, Directors and Shareholders
     Schedule 3.26  Undisclosed Liabilities
     Schedule 3.27  Information Furnished
     Schedule 7.1(d)  Indebtedness

The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission

                           STOCK PURCHASE AGREEMENT



          THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of August 7, 1997, by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation ("GLOBAL"), ESI ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Global ("ESIAC"), ELECTRONIC SYSTEMS, INC., a Virginia corporation (the "COMPANY") and THE SHAREHOLDERS OF ELECTRONIC SYSTEMS, INC. (each individually, a "SELLER," and collectively, the "SELLERS").


                             W I T N E S S E T H:

          WHEREAS, the Company is engaged in systems integration and the sales, distribution and service of computer and networking equipment in the State of Virginia (the "BUSINESS"); and

          WHEREAS, Sellers collectively own 2,747 shares of the outstanding Common Stock of the Company (the "SHARES"), which Shares constitute all of the issued and outstanding capital stock of the Company; and

          WHEREAS, ESIAC desires to purchase from Sellers and Sellers desire to sell to ESIAC hereby all of the Shares owned by Sellers, all on the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, immediately subsequent to the purchase of the Shares by ESIAC, Global will cause ESIAC to be merged with and into the Company, all in accordance with Virginia and Delaware law, with the Company being the surviving corporation.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          1.1  DEFINITIONS.  In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

               "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

               "AUDITED CLOSING BALANCE SHEET" has the meaning specified in
Section 2.7.
-----------

               "BUILDINGS" shall mean collectively (i) the Company's office, showroom and warehouse facilities located at 361 Southport Circle, Virginia Beach, Virginia (the "EXISTING BUILDING") and (ii) if and when built and occupied by the Company, an additional building on property adjacent to the Existing Building (the "NEW BUILDING").

               "BUSINESS" has the meaning specified in the first recital of the Agreement

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments
                                                      -- ---
thereto, any successor statutes, and any regulations promulgated thereunder.

               "CLOSING" means the closing of the transfer of the Shares from the Sellers to Global.

               "CLOSING DATE" has the meaning specified in Section 2.4.
                                                           -----------

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMPANY" has the meaning specified in the first paragraph of this Agreement.

               "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Company including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with Global or the Company, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

               "CONTRACTS" has the meaning specified in Section 3.15.
                                                        ------------

               "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

               "EFFECTIVE DATE" has the meaning specified in Section 2.4.
                                                             -----------

               "EMPLOYMENT AGREEMENT" shall mean the executive agreement with Mr. Kamarek to be entered into at Closing in the form of Exhibit F.
                                                         ---------

               "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind other than Permitted Exceptions.

               "ENVIRONMENTAL OBLIGATIONS" has the meaning specified in Section
                                                                        -------
3.12.
----

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ESCROW AGENT" means the Norfolk Virginia office of Signet Bank, N.A.

               "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among the Sellers, Global and the Escrow Agent in the form of Exhibit A.
                                                                  ---------

               "ESCROW PERIOD" has the meaning specified in Section 2.5.
                                                            -----------

               "ESCROW SUM" has the meaning specified in Section 2.5.
                                                         -----------

               "ESIAC" has the meaning specified in the first paragraph of this Agreement.

               "ESR" means Electronic Systems of Richmond, Inc., a Virginia corporation that is owned in part by certain of the Sellers.

               "FINANCIAL STATEMENTS" has the meaning specified in Section 3.7.
                                                                   -----------

               "FUNDED INDEBTEDNESS" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company; (iii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business; (iv) indebtedness of others guaranteed by the Company or secured by an Encumbrance on the Company's property; or (v) indebtedness of the Company under extended credit terms of more than 90 days from manufacturers provided to the Company.

               "GAAP" shall mean generally accepted accounting principles, consistently applied.

               "GLOBAL" has the meaning specified in the first paragraph of this Agreement.

               "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

               "GOVERNMENTAL PERMITS" has meaning specified in Section 3.10.
                                                               ------------

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "INDEPENDENT ACCOUNTANTS" has the meaning specified in Section
                                                                      -------
2.7.
---

               "IRS" means the Internal Revenue Service.

               "INDEMNIFIABLE COSTS" has the meaning specified in Section 8.1.
                                                                  -----------

               "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1.
                                                                  -----------

               "INTELLECTUAL PROPERTY" has the meaning specified in Section
                                                                    -------
3.11.
----

               "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change or effect on the assets, properties, Business, operations, liabilities, or financial condition of the Company, taken as a whole. In determining whether a "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" has occurred, the quantitative amounts set forth at the end of Article
                                                                       -------
III shall be conclusive.
---

               "MR. KAMAREK" means William G. Kamarek, the majority stockholder of the company.

               "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 651 et seq., any amendment thereto, and any regulations promulgated
           -- ---
thereunder.

               "PERMITTED EXCEPTION" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection, (d) such statements of fact and exceptions shown on any title insurance policies delivered to Global.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

               "PRELIMINARY CLOSING BALANCE SHEET" shall mean the Company's best estimate of the Company's balance sheet as of June 30, 1997 as adjusted upward by the Company's earnings in July prior to the Effective Date. The Preliminary Closing Balance Sheet shall be delivered to Global not less than one (1) nor more than five (5) days prior to the Closing Date.

               "PURCHASE PRICE" has the meaning specified in Section 2.2.
                                                             -----------

               "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., and any successor statute, and any regulations
                   -- ---
promulgated thereunder.

               "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

               "SELLER" has the meaning set forth in the first paragraph of this Agreement.

               "SELLERS" has the meaning set forth in the first paragraph of this Agreement.

               "SHARES" means all of the issued and outstanding shares of the capital stock of the Company.

               "TAX" or "TAXES" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed thereon by an Governmental Body.

               "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

               "WORKING CAPITAL" shall mean the difference between the Company's current assets and its current liabilities as calculated in accordance with GAAP.

               "WORKING CAPITAL ADJUSTMENT" means an amount equal to $80,548.

               "WORKING CAPITAL TARGET" means an amount equal to $3,325,000 minus the Working Capital Adjustment.


                                  ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

          2.1  AGREEMENT TO SELL AND PURCHASE.  Upon the basis of the
               ------------------------------
representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell the Shares to ESIAC and ESIAC agrees to purchase the Shares from Sellers.

          2.2  PURCHASE PRICE.  The total purchase price for the Shares (the
               --------------
"PURCHASE PRICE") shall be equal to $28,000,000, subject to any adjustment required to be made pursuant to Section 2.6(a) or Section 2.8 below.
                                --------------    -----------

          2.3  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be payable
               -------------------------
by ESIAC at the Closing (hereinafter defined) as follows:

               (A) $25,200,000 of the Purchase Price will be paid, at the direction of each of the Sellers, in cash by wire transfer of funds as specified in Schedule 2.3 (including the payment of $280,000 for the covenant not to compete provided in Section 6.4); and
                    -----------

               (B) $2,800,000 of the Purchase Price will be paid in cash by wire transfer of funds to the Escrow Agent to be held in escrow for satisfaction of Sellers' indemnification obligations specified in Section 8.1 or payment to the
                                                  -----------
Sellers in accordance with the terms of Section 2.5 below.
                                        -----------

           2.4  CLOSING. The Closing of the purchase and sale of the Shares
                -------
contemplated by this Agreement shall take place at 11:00 a.m., Eastern time, at the offices of Kaufman & Canoles in Norfolk, Virginia, on August 8, 1997, or at such other date and time as the parties shall agree (the "CLOSING DATE"), effective as of thirty-one (31) days prior to the Closing Date (the "EFFECTIVE DATE"). If this Agreement is executed before Closing, all additional agreements and instruments required for Closing shall be executed by the necessary parties and placed in escrow with the Company's counsel, together with this Agreement, pending receipt of the Purchase Price by Sellers, and Global shall immediately take all actions necessary to cause the Purchase Price to be paid to Sellers on the same day this Agreement is so executed (or, if funding on the same day such execution occurs is impossible, prior to 2:00 pm on the second following business day). Upon their receipt of the Purchase Price, Sellers shall cause the Company's counsel to deliver executed documents to the appropriate parties. Unless execution of this Agreement and payment of the Purchase Price occur simultaneously, Global waives all conditions to their obligations to consummate the Closing set forth in Section 7.1, except for the conditions set forth in
                         -----------
Section 7.1(i).  Sellers shall have the absolute right to terminate this
--------------
Agreement without any liability whatsoever to Global or ESIAC if the Purchase Price is not paid to them in accordance with the provisions of this Section 2.4. If informed by
                                                  -----------
Mr. Kamarek that Sellers have terminated this Agreement pursuant to the preceding sentence, the Company's counsel shall deliver to Mr. Kamarek all documents being held in escrow by them pursuant to this Section 2.4, for
                                                        -----------
destruction or other disposal as Mr. Kamarek and the Sellers deem appropriate.

          2.5  ESCROW ARRANGEMENTS.  Pursuant to the Escrow Agreement to be
               -------------------
entered into among Sellers, Global and the Escrow Agent, $2,800,000 of the Purchase Price shall be delivered to the Escrow Agent at Closing. Such monies (which, together with all interest accrued thereon, is hereinafter referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of amounts, if any, owing by Sellers to Global pursuant to Section 2.8 or Article VIII below. At the conclusion of the period
            -----------
ending on the 365th day after the Closing Date (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Global in accordance with the terms of the Escrow Agreement and this Agreement shall be disbursed to Sellers. Sellers and Global agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

          2.6  PURCHASE PRICE ADJUSTMENTS.
               --------------------------

               (A)  The Purchase Price payable pursuant to Section 2.3(a) above
                                                           --------------
will be reduced by the total amount of Funded Indebtedness, if any, assumed or paid by Global in cash by wire transfer of funds to the accounts of the holders of Funded Indebtedness listed on Schedule 2.6 hereto to satisfy the Company's
                                 ------------
Funded Indebtedness with such institutions.

               (B) The portion of the Purchase Price payable at Closing will be reduced by the amount, if any, by which the adjusted Working Capital as reflected on the Preliminary Closing Balance Sheet is less than the Working Capital Target. Global shall notify Mr. Kamarek in writing at least two (2) business days before Closing of all Funded Indebtedness, if any, Global will be paying at Closing.

          2.7  CLOSING AUDIT.  Within 120 days following the Closing Date,
               -------------
there shall be delivered to Global and to Sellers an audit of the Preliminary Closing Balance Sheet (the "AUDITED CLOSING BALANCE SHEET") of the Company at and as of June 30, 1997. The Preliminary Closing Balance Sheet shall be audited by Ernst & Young, LLP in accordance with GAAP. The cost of the Audited Closing Balance Sheet shall be paid by Global. In the event that the majority of the Sellers or Mr. Kamarek dispute any items on the Audited Closing Balance Sheet within ten days after Sellers' receipt thereof, the parties shall jointly select and retain an independent "Big Six" accounting firm (the "INDEPENDENT ACCOUNTANTS") to review the disputed item(s) on the Audited Closing Balance Sheet. The final determination of such disputed item(s) by the Independent Accountants shall be reflected on the Audited Closing Balance Sheet. The cost of retaining the Independent Accountants shall be borne by Sellers; provided, however, that Global shall reimburse Sellers for the cost of the Independent Accountants in the event that such review results in an increase of more than $125,000 in the Company's Working Capital as reflected on the Audited Closing Balance Sheet prepared by Ernst & Young, LLP.

          2.8  POST-CLOSING PURCHASE PRICE ADJUSTMENT.  In the event that the
               --------------------------------------
Working Capital as reflected on the Audited Closing Balance Sheet is less than the Working Capital Target, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, to reflect the lesser of (i) the decrease, if any, in Working Capital as reflected on the Audited Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet or
(ii) the amount, if any, by which the Working Capital reflected on the Audited Closing Balance Sheet is less than the Working Capital Target. Conversely, the Purchase Price will be adjusted upward, on a dollar-for dollar basis, to reflect the increase, if any, in the total Working Capital as reflected on the Audited Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet, provided, however, that in no event shall such upward adjustment exceed the total amount of any adjustment to the Purchase Price made pursuant to Section 2.6(b) above. The post-closing adjustment to the
                       --------------
Purchase Price, if any, shall be paid by Sellers to Global from the Escrow Sum or by Global to Sellers, as the case may be, in immediately available funds within ten (10) business days of delivery of the Audited Closing Balance Sheet, unless Sellers or Mr. Kamarek dispute any items on the Audited Closing Balance Sheet, in which case it shall be paid within ten (10) business days after the Independent Accountants finally determine the disputed item(s), and Global delivers to Sellers an Audited Closing Balance Sheet modified to reflect such determination.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY AND SELLERS

          The Company and Sellers, jointly and severally, represent and warrant to Global and ESIAC that:

          3.1  CAPITALIZATION.  The authorized capital stock of the Company
               --------------
consists of 5,000 shares of Common Stock, 2,747 of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by Sellers in the amounts set forth on Schedule 3.1 hereto. None of the Shares was
                                    ------------
issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers collectively own all of the issued and outstanding capital stock of the Company.

          3.2  NO LIENS ON SHARES.  Except as shown on Schedule 3.1, Sellers
               ------------------                      ------------
collectively own the Shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing, Sellers will have full power and authority to convey good and marketable title to the Shares, free and clear of any Encumbrances.

          3.3  OTHER RIGHTS TO ACQUIRE CAPITAL STOCK.  Except as set forth in
               -------------------------------------
this Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

          3.4  DUE ORGANIZATION.  The Company is a corporation duly organized,
               ----------------
validly existing, and in good standing under the laws of the State of Virginia and has full corporate power and authority to carry on the Business as now conducted and as proposed to be conducted through Closing. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to Global and are attached hereto as Schedule 3.4. The Company is qualified to do business in Virginia
          ------------
and in each jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect.

          3.5  NO SUBSIDIARIES.  The Company does not directly or indirectly
               ---------------
have any subsidiaries or any direct or indirect ownership interests in any Person. The Sellers do not own any other Person engaged in the Business, except for certain of the Sellers' ownership interests in ESR, as described in Schedule
                                                                        --------
3.5.
---

          3.6  DUE AUTHORIZATION.  The Company and the Sellers each have full
               -----------------
power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and Sellers and constitutes the valid and binding obligations of the Company and Sellers, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and Sellers, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or Sellers, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which the Company or Sellers are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any material indebtedness of, or indebtedness secured by the property of, the Company or Sellers, or (d) violate or conflict with any provision of the charter or bylaws of the Company.

          3.7  FINANCIAL STATEMENTS.  The following Financial Statements
               --------------------
(herein so called) of the Company have been delivered to Global by the Company: balance sheets of the Company as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997, and statements of income of the Company for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 and for the 6 month period ending June 30, 1997.

The Financial Statements have been prepared in accordance with GAAP throughout the periods indicated (except for variations from GAAP acceptable to the Company's independent accountants which do not, in the aggregate, cause any of the Financial Statements to materially understate the value or performance of the Company, taken as a whole) and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods, subject (in the case of the 6 month Financial Statements) to year end accruals made in the ordinary course of the Business which are not materially adverse and which are consistent with past practices. Except to the extent reflected or provided for in the Financial Statements or the notes thereto and obligations and liabilities incurred in the ordinary course of business since the date of the last of such Financial Statements, the Company has no liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto that are not so reflected, nor any other obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) material (in amount or to the conduct of the Business); and neither the Company nor Sellers have knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 1996, there has been no Material Adverse Change except as disclosed on Schedule 3.8B
                                                                 -------------
or any of the Financial Statements or notes thereunder.

          3.8  CERTAIN ACTIONS.  Since December 31, 1996, the Company has not,
               ---------------
except as disclosed on Schedule 3.8A hereto or any of the Financial Statements
                       -------------
or notes thereto: (a) discharged or satisfied any Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder; (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) cancelled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $25,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its charter or bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant; (i) made any material change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $100,000; (k) made any investment or commitment therefor in any

Person; (l) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or shareholders of the Company; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) materially amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect, except in the ordinary course of the Business; or (o) entered into any other material transactions that would or could reasonably be expected to have a Material Adverse Effect except in the ordinary course of the Business. Since December 31, 1996, except as disclosed on Schedule 3.8B hereto
                                                          -------------
or any of the Financial Statements or notes thereto, there has not been (a) any Material Adverse Change including, but not limited to, the loss of any material customers or suppliers of the Company, or in any material assets of the Company,
(b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

          3.9  PROPERTIES.  Attached hereto as Schedule 3.9 is a list
               ----------                      ------------
containing a description of each interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book value in excess of $25,000 as of the date hereof. Except for Permitted Exceptions or as expressly set forth on Schedule 3.9, such real and personal properties are free and clear
             ------------
of Encumbrances other than Encumbrances (taken as a whole) which do not materially detract from the value of such properties or materially interfere with their intended use. Sellers and the Company have delivered to Global a lien search obtained from the Virginia State Corporation Commission of all UCC liens of record against the Company's personal property in the Commonwealth of Virginia. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $10,000 on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except for Permitted Exceptions or as otherwise set forth on Schedule 3.9, the Company has
                                                  ------------
full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions or as set forth on
Schedule 3.9, no restrictive covenants, easements, rights-of-way, or regulations
------------
of record impair the uses of the properties of the

Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief. All facilities owned or leased by the Company have received all approvals of any Governmental Body (including Governmental Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Requirements of Laws.

          3.10 LICENSES AND PERMITS.  Attached hereto as Schedule 3.10 is a
               --------------------                      -------------
list of all Material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "GOVERNMENTAL PERMITS") the absence of which could have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received written notifications from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. To the best knowledge of Sellers and the Company, no additional Governmental Permit is required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

          3.11 INTELLECTUAL PROPERTY.  Attached hereto as Schedule 3.11 is a
               ---------------------                      -------------
list and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software) or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities, the loss of which could have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY"). The Company has furnished Global with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on Schedule 3.11
                                                              -------------
hereto, the Company has good title to or the right to use such Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of their Business, in their Business as presently conducted without the payment of any royalty or similar payment, and the Company is not materially infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Company nor Sellers are aware of any infringement by others of any such rights owned by the Company.

          3.12 COMPLIANCE WITH LAWS.  The Company has (i) complied in all
               --------------------
material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and are in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "ENVIRONMENTAL OBLIGATIONS") and all other federal, state, local or foreign governmental and regulatory requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. The Company has not received written notification of any claim by any Governmental Body (and, to the best knowledge of the Company and Sellers, no such claim is anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          3.13 INSURANCE.  Attached hereto as Schedule 3.13 is a list of all
               ---------                      -------------
coverages for fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Global. To the best of the Company's and Sellers' knowledge and belief, no event relating to the Company has occurred which will result in (i) cancellation of any such insurance coverages; (ii) a retroactive upward adjustment of premiums under any such insurance coverages; or
(iii) any prospective upward adjustment in such premiums. All of such insurance coverages will remain in full force and effect following the Closing.

          3.14 EMPLOYEE BENEFIT PLANS.
               ----------------------

               (A)  EMPLOYEE WELFARE BENEFIT PLANS.  Except as disclosed on
                    ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any "employee
-------------
welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan, (i) the plan is in material compliance with ERISA;
(ii) the plan has been administered in accordance with its governing documents;
(iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and
(v) all premiums due on any insurance contract through which the plan is funded have been paid.

               (B)  EMPLOYEE PENSION BENEFIT PLANS.  Except as disclosed in
                    ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any arrangement
-------------
that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan:
(i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in
Section 406 of ERISA
or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

               (C)  EMPLOYMENT AND NON-TAX QUALIFIED DEFERRED COMPENSATION
                    ------------------------------------------------------
ARRANGEMENTS.  Except as disclosed in Schedule 3.14, the Company does not
------------                          -------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under
Section 401(a) of the Code.

          3.15 CONTRACTS AND AGREEMENTS.  Attached hereto as Schedule 3.15 is
               ------------------------                      -------------
a list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, for any one contract $50,000 or greater (collectively, the "CONTRACTS"). The Company is not and, to the best knowledge of Sellers and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts, except as noted on Schedule 3.15. All of the Contracts to which the Company is a party
         -------------
are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief. Except as set forth in Schedule 3.15, the Company has not guaranteed any obligations of any
         -------------
other Person. To the best of Seller's and the Company's Knowledge, no material manufacturer of office equipment sold by the Company will cease doing business with the Company immediately following the Closing.

          3.16 CLAIMS AND PROCEEDINGS.  Attached hereto as Schedule 3.16 is a
               ----------------------                      -------------
list and brief description of all claims, actions, suits, proceedings, or investigations pending or, to the best knowledge and belief of the Sellers or the Company, threatened against or directly affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on Schedule 3.16,
                                                                 -------------
none of such claims, actions, suits, proceedings, or investigations, if adversely determined, will result in any liability or loss which will have a Material Adverse Effect on the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the best knowledge and belief of the Sellers or the Company, threatened or asserted against the Sellers or the Company to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of the Company and Sellers, except as set forth on Schedule 3.16, there is no
                                                   -------------
basis for any such valid claim or action.

          3.17 TAXES.
               -----

               (A) All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding and other Taxes due from the Company on or before the Closing have been paid and all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company. No Tax Returns of the Company or any of the Sellers are presently subject to an extension of the time to file, except for the Company's 1996 income Tax Returns which are currently under extension. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes of which any of the Sellers or the Company are aware. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such Governmental Body has given the Company written notification that the Company is or may be subject to taxation by that Governmental Body.
The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no Tax liens on any of the property or assets of the Company.

               (B) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than the

Company also was a member of the affiliated group. The Company has made an election to be taxed under subchapter S of the Code. The Company's election to be taxed under subchapter S of the Code is valid, legally binding and in full force and effect.

               (C) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Shares pursuant to this Agreement.

          3.18 PERSONNEL.  Attached hereto as Schedule 3.18 is a list of the
               ---------                      -------------
names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended December 31, 1996 (including base salary, bonus and incentive pay) exceed (or by December 31, 1997 are expected to exceed) $60,000. Schedule 3.18 also summarizes the bonus, profit sharing,
                 -------------
percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's fiscal year ended December 31, 1996 and to the date hereof.
Schedule 3.18 also contains a brief description of all material terms of
-------------
employment agreements to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are generally good and there is no pending or, to the best knowledge of Sellers or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Company or Sellers have been advised, or has good reason to believe, that any of the persons whose names are set forth on Schedule 3.18 or any other employee
                                         -------------
will not agree to remain employed by the Company after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Company and Sellers, threatened against or involving the Company, and none has occurred.

          3.19 BUSINESS RELATIONS.  Neither the Company nor Sellers knows or has
               ------------------
good reason to believe that any customer or supplier of the Company will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company except for any reductions which do not result in a Material Adverse Change. Neither Sellers or the Company have received any written notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any material portion of the materials used by the Company nor are the Company or Sellers aware of any facts which could lead them to believe that the Business will be subject to any such material disruption.

          3.20 ACCOUNTS RECEIVABLE.  All of the accounts, notes, and loans
               -------------------
receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and except as disclosed on
Schedule 3.20 all such amounts (net of any allowance for doubtful accounts,
-------------
plus an additional allowance of $25,000) will be collected in full within 180 days following the Closing Date. Except as disclosed on Schedule 3.20 hereto
                                                        -------------
(a) all of such accounts, notes, and loans receivable are free and clear of any Encumbrances; (b) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (c) none of the obligors of such accounts, notes, or loans receivable has given written notice that it will or may refuse to pay the full amount or any portion thereof.

          3.21 BANK ACCOUNTS.  Attached hereto as Schedule 3.21 is a list of
               -------------                      -------------
all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

          3.22 WARRANTIES.  Except for warranty claims that are typical and in
               ----------
the ordinary course of the Business, no written claim for breach of product or service warranty to any customer has been made against the Company since January 1, 1997. To the best knowledge of Sellers and the Company, no state of facts exists, and no event has occurred, which could reasonably be expected to form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company.

          3.23 BROKERS.  Neither the Company nor Sellers have engaged, or caused
               -------
to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          3.24 INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC.  Except as
               --------------------------------------------------
set forth in Schedule 3.5, no officer, director, or shareholder of the Company
             ------------
or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or, except for the Existing Building, any property used in the operation of the Business.

          3.25 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS, AND
               ---------------------------------------------------------------
EMPLOYEES.  Attached hereto as Schedule 3.25 is a list and brief description
---------                      -------------
of the payment terms of all indebtedness of the Company to officers, directors, shareholders, and employees of the Company and all indebtedness of officers, directors, shareholders, and employees of the Company to the Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.

          3.26 UNDISCLOSED LIABILITIES.  Except as indicated in the Schedules
               -----------------------
hereto, the Company does not have any material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date, other than liabilities incurred in the ordinary course of business since the date of the latest of such Financial Statements.

          3.27 INFORMATION FURNISHED.  The Company and Sellers have made
               ---------------------
available to Global true and correct copies of all material corporate records of the Company and all material agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Section 2 of this Agreement,
                                                  ---------
and neither this Agreement, the Schedules hereto, nor any written information, instrument, or document delivered to Global or ESIAC pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

In making the representations and warranties set forth above, the term "Material" or "material" shall, where appropriate in context of its use, be deemed to mean an amount of money greater than $50,000, the terms "Material Adverse Change," "material adverse trend," "Material Adverse Effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $25,000 per occurrence or $50,000 in the aggregate. The term "knowledge" shall mean actual knowledge after reasonable inquiry of the employees of the Company with responsibility for the applicable subject matter.


                                  ARTICLE IV
              GLOBAL'S AND ESIAC'S REPRESENTATIONS AND WARRANTIES

          Global and ESIAC represent and warrant to Sellers as follows:

          4.1  DUE ORGANIZATION.  Each of Global and ESIAC is a corporation
               ----------------
duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

          4.2  DUE AUTHORIZATION.  The execution, delivery and performance of
               -----------------
this Agreement has been duly authorized by all necessary corporate action of Global and ESIAC, and the Agreement has been duly and validly executed and delivered by Global and ESIAC and constitutes the valid and binding obligation of Global and ESIAC, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Global and ESIAC, do not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Global or its property or ESIAC or its property,
(b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Global or ESIAC is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Global or ESIAC, or (d) violate or conflict with any provision of the charter or bylaws of Global or ESIAC.

          4.3  NO BROKERS.  Neither Global nor ESIAC has engaged, or caused to
               ----------
be incurred any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          4.4  INVESTMENT.  ESIAC will acquire the Shares for investment and for
               ----------
its own account and not with a view to the distribution thereof; provided, however, that as sole stockholder of ESIAC, Global will cause ESIAC to merge with and into the Company immediately subsequent to the Closing and Global will hold the shares of the surviving corporation subsequent to such merger for investment and for its own account and not with a view to the distribution thereof.


                                   ARTICLE V
                     COVENANTS OF THE COMPANY AND SELLERS

          5.1  CONSENTS OF OTHERS.  Prior to the Closing, the Company and
               ------------------
Sellers shall use their best efforts to obtain and to cause the Company to obtain all authorizations, consents and permits required of the Company and Sellers to permit them to consummate the transactions contemplated by this Agreement. Sellers shall have obtained the written consent of the lessors of the Buildings to the transactions contemplated by the Agreement.

          5.2  SELLERS' EFFORTS.  The Company and Sellers shall use all
               ----------------
reasonable efforts to cause all conditions for the Closing to be met.

          5.3  POWERS OF ATTORNEY.  The Company and Sellers shall cause the
               ------------------
Company to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

          6.1  GENERAL.  In case at any time after the Closing any further
               -------
action is legally necessary or reasonably desirable (as determined by Global and Mr. Kamarek) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). The Sellers acknowledge and agree that from and after the Closing Global will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that each Seller shall be entitled to reasonable access to and to make copies of such books and records at his or her sole cost and expense and Global will maintain all of the same for a period of at least three (3) years after Closing. Thereafter, the Company will offer such documentation to Sellers before disposal thereof.

          6.2  TRANSITION.  For a period of four (4) years following Closing,
               ----------
the Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing, if such action could reasonably be expected to have a Material Adverse Effect. For a period of four (4) years following Closing, the Sellers will refer all customer inquiries relating to the Business to the Company. The Company and certain of the Sellers shall continue to have a close business relationship with ESR following the Closing, consistent with the description of their relationship described in Schedule 3.5. It is expressly
                                               ------------
understood and agreed by the parties that certain of those relationships and activities between the Company and ESR, and the relationships and activities between ESR and those of the Sellers having ownership interests in ESR are not at arms-length; provided, however, that the parties further agree that any new relationships or activities among such parties after the Closing shall be subject to Thomas S. Johnson's approval, provided that this provision shall not be construed in any way to give Thomas S. Johnson any approval or other rights with regard to any sale, transfer or other disposition of the stock or assets of ESR.

          6.3  CONFIDENTIALITY.  The Sellers will treat and hold as such all
               ---------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of the Company or Global for a period of three (3) years from the Closing, and deliver promptly to Global or destroy, at the written request and option of Global, all tangible embodiments (and all copies) of the Confidential Information which are in their possession except as otherwise permitted herein. In the event that any Seller is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, that such Seller will notify Global promptly of the request or requirement.

          6.4  COVENANT NOT TO COMPETE.  For and in consideration of the
               -----------------------
allocation of $280,000 of the Purchase Price paid to the Sellers by Global, each Seller covenants and agrees, for a period of four (4) years from and after the Closing Date, that he or she will not, directly or indirectly without the prior written consent of Global (which shall not be unreasonably withheld), for or on behalf of any entity:

               (A) become interested or engaged, directly or indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the copier/ office equipment dealer or service business, or the computer systems integration or computer equipment manufacturing or distribution business in competition with the Company, within the greater of (i) a 100 mile radius of the Company's office facilities in Virginia Beach, Virginia and Newport News, Virginia (the "CURRENT TRADE AREA") or (ii) in any geographic area in which the Company currently conducts business;

               (B) enter into any agreement with, service, assist or solicit the business of any customers of the Company for the purpose of providing office equipment sales or service to such customers in competition with the Company or to cause them to reduce or end their business with the Company; or

               (C) enter into any agreement with, or solicit the employment of employees, consultants or representatives of the Company for the purpose of causing them to leave the employment of the Company;

Provided, however, that (i) no owner of less than one percent (1%) of the outstanding stock of any publicly-traded corporation, and no owner of any amount of Global stock, shall be deemed to be in a violation of this Section 6.4 solely
                                                              -----------
by reason thereof, and (ii) no relationship or activities of any of the Sellers with ESR outside of the Current Trade Area, within the Richmond metropolitan area or in any other area in which such Seller currently conducts business with ESR that are consistent with the provisions of Section 6.2 above shall be deemed
                                               -----------
to be in violation of these provisions.

          6.5  ADDITIONAL MATTERS.
               ------------------

               (A) The Sellers shall cause the Company to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company shall remit any Taxes due in respect of such Tax Returns. In addition, Sellers shall cause Edmondson, Ledbetter & Ballard, CPA to prepare a short period tax return for the Company covering the period January 1, 1997 through the Effective Date. The cost of preparation of such short period tax return shall be paid for by Sellers.

               (B) Global and Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Global and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Global agrees to cause the Company to (A) use its best efforts
      ---------
to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow the Sellers and their agents and representatives at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other party's expense.

               (C)  SECTION 338(H)(10) ELECTION.  The Sellers (as requested by
                    ---------------------------
Global at Global's expense) and Global shall join in making a timely election (but in no event later than 180 days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under Section 338 of the Code) and any similar state law provisions in all applicable states which permit corporations to make such elections, with respect to the sale and purchase of the Shares pursuant to this Agreement, and each party shall exert reasonable effort to provide the others all necessary information to permit such elections to be made. Global and the Sellers (as requested by Global at Global's expense) shall, as promptly as practicable following the Closing Date, take all reasonable actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections; provided, however, that Global shall be the party responsible for preparing and filing the forms, returns, schedules and other documents necessary for making an effective and timely election. All additional Taxes attributable to the elections made pursuant to this Section 6.5(c) shall
                                                          --------------
be the liability of Global which shall (upon written notification from Sellers) promptly reimburse Sellers (on a grossed up basis) for all such taxes that are incurred by them as a result of such election. In connection with such elections, within sixty (60) days following the Closing Date, Global and the Sellers shall act together in good faith to determine and agree upon the "deemed sales price" to be allocated to each asset of the Company in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under
Section 338 of the Code. Notwithstanding the generality of the immediately preceding sentence, Global and the Sellers agree that the "deemed sales price" shall be allocated to the monetary assets of the Company at their fair market value as of the Closing Date as determined as part of the determination of the Working Capital of the Company in accordance with Article II hereof, $280,000 shall be allocated to the covenant not to compete contained in Section 6.4
                                                               -----------
hereof, and balance of the "deemed sales price" shall be allocated to the fixed assets, good will and other intangible assets of the Company. Both Global and Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not intentionally take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Global and the Sellers are unable to agree as to such allocations, Global's reasonable positions with respect to such allocations shall control.

               (D) Global and ESIAC recognize and acknowledge that, in connection with and as an integral part of, the sale to ESIAC of all of Seller's Shares in the Company, prior to Closing, the Company will (i) transfer the Existing Building (including the land on which it is situated) to Kamarek Group I, LLC, and (ii) distribute, pro rata, to the Sellers 100% of the membership interest in Kamarek Group I, LLC in partial redemption of the Sellers' Shares in the Company (if necessary to achieve Sellers' desired tax result). Global and ESIAC understand and agree that the Existing Building will not be an asset of the Company at the time of the purchase by ESIAC of the Shares in the Company.


                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

          7.1  CONDITIONS TO GLOBAL'S AND ESIAC'S OBLIGATIONS.  Subject to
               ----------------------------------------------
Section 2.4 above, the obligation of Global and ESIAC under this Agreement to
-----------
consummate the Closing is subject to the conditions that:


               (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES.  The Company
                    -----------------------------------------
and Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The material representations and warranties of the Company and Sellers set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representation, the same shall be true in all material respects as of such specified date.

               (B)  CONSENTS.  All statutory requirements for the valid
                    --------
consummation by the Company and Sellers of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Global unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained.

               (C)  LEASES.  The lessors of the Buildings shall have provided
                    ------
an Estoppel Certificate to Global's lenders in the form of Exhibit B hereto.
                                                           ---------

               (D)  DISCHARGE OF INDEBTEDNESS AND LIENS.  Sellers and the
                    -----------------------------------
Company shall have provided for the payment in full by the Company of all Funded Indebtedness of the Company and all extended credit from vendors at the Closing (other than customary accounts payable outstanding on 90 day or less payment terms in accordance with past practices). Such Funded Indebtedness, if any, as of August 1, 1997, is listed on Schedule 7.1(d) hereto. Sellers shall have also
                                ---------------
provided for the termination of all Encumbrances of record on the properties of the Company, except for those Encumbrances listed on Schedule 3.9 other than
                                                     ------------
Signet Bank, N.A. and Permitted Exceptions. All liens or UCC filings of Signet Bank, NA., shall have been terminated as of the Closing.

               (E)  MATERIAL ADVERSE CHANGE.  There has been no Material
                    -----------------------
Adverse Change with respect to the Company since June 30, 1997.

               (F)  TRANSFER TAXES.  Sellers shall be responsible for all
                    --------------
stock transfer or gains taxes imposed on Sellers incurred in connection with this Agreement.

               (G)  FINANCIAL CONDITION.  The Company's total adjusted Working
                    -------------------
Capital as projected at the Closing shall be greater than $3,000,000 and the Company shall continue to have cash on hand (included in Working Capital) at the Closing (in an amount not less than $600,000 or, if less than $600,000, the Purchase Price will be reduced further by the amount of such deficiency), to continue to operate the Business in the ordinary course.

               (H)  [INTENTIONALLY OMITTED]

               (I)  DOCUMENTS TO BE DELIVERED BY SELLERS AND THE COMPANY.  The
                    ----------------------------------------------------
following documents shall be delivered at the Closing by Sellers and the
Company:

                    (I)    OPINION OF SELLERS' COUNSEL.  Global shall have
                           ---------------------------
          received an opinion of counsel to the Company and Mr. Kamarek, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit C hereto.
                          ---------

                    (II)   CERTIFICATES.  Global shall have received an
                           ------------
          officer's certificate and a secretary's certificate of the Company executed by officers of the Company, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit D hereto.
          ---------

                    (III)  RELEASE.  Sellers shall have furnished the Company
                           -------
          with a general release of liabilities, excluding compensation and employee benefits as well as obligations pursuant to this Agreement, in the form attached as Exhibit E hereto.
                                  ---------

                    (IV)  ESCROW AGREEMENT.  Sellers shall have delivered to
                          ----------------
          Global and ESIAC at the Closing the duly executed Escrow Agreement required pursuant to Section 2.5 hereof.
                               -----------

                    (V)   EMPLOYMENT AGREEMENT.  Mr. Kamarek shall have duly
                          --------------------
          executed and delivered the Employment Agreement in substantially the same form attached as Exhibit F hereto, pursuant to which he will be
                                ---------
          employed by the Company following the Closing.

                    (VI)  OFFICE LEASE.  The lease of the Existing Building
                          ------------
          will be for a term of five (5) years following the Closing at the rate of $11.95 per square foot, such lease shall have been executed and delivered by the owner of the Existing Building, and Sellers shall have delivered to Global an Estoppel Certificate of the Landlord of the Existing Building to Global's lenders in the same form attached as Exhibit B hereto.
          ---------

                    (VII) STOCK CERTIFICATES.  Sellers shall have delivered
                          ------------------
          the Shares accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon.


          7.2  CONDITIONS TO SELLERS AND THE COMPANY'S OBLIGATIONS.  The
               ---------------------------------------------------
obligation of Sellers and the Company under this Agreement to consummate the Closing is subject to the conditions that:

               (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES.  Global and
                    -----------------------------------------
ESIAC shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Global or ESIAC prior to or at the Closing and the representations and warranties of Global and ESIAC set forth in Article IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of the Business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.

               (B)  CONSENTS.  All statutory requirements for the valid
                    --------
consummation by Global and ESIAC of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Global and ESIAC of the transactions contemplated hereby shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business. Global shall have used its reasonable best efforts to have obtained the release of the Sellers from all personal guarantees with respect to the Company.

               (C)  DOCUMENTS TO BE DELIVERED BY GLOBAL AND ESIAC.  The
                    ---------------------------------------------
following documents shall be delivered at the Closing by Global and ESIAC:

                    (I)    OPINION OF GLOBAL'S AND ESIAC'S COUNSEL.  Sellers
                           ---------------------------------------
          shall have received an opinion of Davis, Graham & Stubbs LLP, counsel to Global and ESIAC, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit G hereto.
                                              ---------

                    (II)   CERTIFICATES.  Sellers shall have received an
                           ------------
          officers' certificate and a secretary's certificate executed by officers of Global and ESIAC, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit H hereto.
                                                               ---------

                    (III)  ESCROW AGREEMENT.  Global and ESIAC shall have
                           ----------------
          delivered to Sellers at the Closing the duly executed Escrow Agreement required pursuant to Section 2.5 hereof.
                               -----------

                    (IV)   EMPLOYMENT AGREEMENT.  Global shall have caused the
                           --------------------
          Company to duly execute and deliver the Employment Agreement with Mr. Kamarek in the same form attached as Exhibit F hereto, pursuant to
                                               ---------
          which he will be employed by the Company following the Closing.

                    (V)    LEASE.  Global shall have caused the Company to duly
                           -----
          execute and deliver the lease for the Existing Building appended hereto as Exhibit I.
                    ---------

                    (VI)   PURCHASE PRICE.  Sellers shall have received the
                           --------------
          Purchase Price for the Shares.


               (D)  RIGHT OF REINVESTMENT.  The Persons designated by Mr.
                    ---------------------
Kamarek including Sellers and others (not to exceed nine (9) Persons in addition to the Sellers) shall have been offered the right to invest up to $1,680,000 in the capital stock of Global on the same terms provided to other recent outside investors in Global. The allocation of such capital stock shall be made by Mr. Kamarek, subject to Global's prior written consent (not to be unreasonably withheld).

                                 ARTICLE VIII
                                INDEMNIFICATION

          8.1  INDEMNIFICATION OF GLOBAL.  Except as provided in Section 8.6,
               -------------------------                         -----------
as Global's and ESIAC'S sole and exclusive remedy for any breach by the Sellers hereunder, Sellers agree to jointly and severally indemnify and hold harmless Global and ESIAC and each officer, director, and affiliate of Global and ESIAC, including without limitation the Company or any successor of the Company (collectively, the "INDEMNIFIED PARTIES") from and against any and all damages (excluding consequential, incidental and indirect damages), losses (excluding lost profits), claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "INDEMNIFIABLE COSTS"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Sellers or the Company prior to the Closing of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) the assertion and final determination of any claim or liability against the Company or any of the Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for in the Financial Statements in accordance with GAAP; (C) the Company's tortious acts or omissions to act prior to Closing for which the Company did not carry liability insurance for themselves as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty; and (D) any Taxes or other costs attributable solely to a failure on the part of the Company to qualify, at or prior to the Closing, as an "S Corporation" for federal and/or state income Tax purposes.

          8.2  DEFENSE OF CLAIMS.  If any legal proceeding shall be
               -----------------
instituted, or any claim or demand made, against any Indemnified Party in respect of which Sellers may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to Sellers and, except as otherwise provided in Section 8.4 below, Sellers shall have the right to defend, or cause the
   -----------
Company or its successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification unless, in the reasonable judgment of Global, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing effect on Global, ESIAC, the Company or its successors, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at Sellers' expense if it is determined that indemnification for such legal proceeding is required hereunder. In the event Sellers fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and Sellers shall be liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If Sellers shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the absolute right to control the defense of and to settle, in their sole discretion and without the consent of Sellers, such litigation, action, suit, demand, or claim, but Sellers shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim.

          8.3  ESCROW CLAIM.  If any claim for indemnification is made by an
               ------------
Indemnified Party pursuant to this Article VIII prior to the expiration of the Escrow Period, such Indemnified Party shall apply to the Escrow Agent provided in Section 2.5 of this Agreement for reimbursement of such claim in accordance
   -----------
with the provisions of the Escrow Agreement.

          8.4  TAX AUDITS, ETC.  In the event of an audit of a Tax Return
               ---------------
of the Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, Global shall have the right to control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of Sellers, which shall not unreasonably be withheld and subject to the right of Sellers to have their accountants and attorneys consult with Global on such audits or procedures at Sellers' expense). Sellers shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith; provided, however, that none of the Sellers will be obligated to take any such action that would or could reasonably be expected to result in incurrence of any liability by such Seller, except as required by applicable Tax law (provided, however, that if such Tax law specifies that more than one option may be made to comply with such law, nothing contained herein shall require Sellers to make the option most adverse to them). If additional Taxes are payable by the Company as a result of any such audit or other proceeding, Sellers shall be responsible for and shall promptly pay all Taxes, interest, and penalties to which any of the Indemnified Parties shall be entitled to indemnification.

          8.5  INDEMNIFICATION OF SELLERS.  Global agrees to indemnify and
               --------------------------
hold harmless Sellers and the Company and each officer, director, stockholder or affiliate of the Company, from and against any Indemnifiable Costs arising out of (A) any material misrepresentation, breach or default by Global or ESIAC of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith, and (B) any tortious acts or omissions by Global or ESIAC before or after or the Company
after, the Closing.   In addition, the Company and Global shall indemnify the
Sellers for (A) any payment or satisfaction of any guarantees by Sellers of the Company's obligations occurring after the Closing Date and (B) any additional income taxes (on a grossed-up basis) incurred by the Sellers, if any, arising out of any inclusion of the activities of the Company during the period from the Effective Date through the Closing Date on Sellers' income tax returns.

          8.6  LIMITS ON INDEMNIFICATION.  All Indemnifiable Costs sought by
               -------------------------
any party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations and warranties of the Sellers under

    [******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

Sections 3.1, 3.2, 3.3 or 3.17 hereof and except for the indemnification for
------------------------------
Taxes set forth in the last sentence of Section 8.5 hereof (the indemnification
                                        -----------
for which shall expire on the expiration of the applicable statute of limitations), the indemnification provided under this Article VIII shall expire on the second anniversary of the Closing Date. The Sellers shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification obligation hereunder exceeds $25,000, whereupon Sellers shall be liable for all amounts in excess of $25,000 for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of Sellers to Global and ESIAC exceed [**] (except for claims made for any breach of the representations and warranties of Sellers under Sections 3.1, 3.2, 3.3, or 3.17 hereof, as to which the limit of
      ----------------------     ----
indemnification hereunder shall be the Purchase Price); nor shall any of the Sellers be liable under this Article VIII or any other provision of this
                             ------------
Agreement (or any instrument, agreement, certificate or other document contemplated by or entered into pursuant to this Agreement) for any amount in excess of the portion of the Purchase Price paid to such Seller, reduced by all income taxes paid or payable by such Seller; provided, however, that the limitation of such Seller's indemnification obligation to such Seller's portion of the Purchase Price (described above) shall not apply if such Seller individually breaches Section 3.1 or 3.2 hereof (in which case, the breaching
                      -----------    ---
Seller shall be liable to the fullest extent described in this Section). However nothing in this Article VIII shall limit Global, ESIAC or Sellers in exercising or securing any remedies provided by applicable common law with respect to the conduct of Sellers or Global in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Global successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement.


                                  ARTICLE IX
                                 MISCELLANEOUS

          9.1  MODIFICATIONS.  Any amendment, change or modification of this
               -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

          9.2  NOTICES.  All notices and other communications hereunder shall
               -------
be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

               Global or ESIAC:
               ---------------

               Global Imaging Systems Inc.
               P.O. Box 273478
               Tampa, Florida  33688-3478
               Attention:  Thomas Johnson, President
               Fax No.:    (813) 264-7877
               Tel No.:    (813) 960-5508

               With a copy to:

               Davis, Graham & Stubbs LLP
               1314 Nineteenth Street, N.W.
               Washington, D.C.  20036
               Attention:  Christopher J. Hagan
               Fax No.:    (202) 293-4794
               Tel No.:    (202) 822-1035

               The Company or Sellers:
               ----------------------

               c/o Electronic Systems, Inc.
               361 Southport Circle
               Virginia Beach, Virginia  23452
               Attention:  William G. Kamarek
               Fax No.:    (757) 497-2095
               Tel No.:    (757) 497-8000

               With a copy to:

               Kaufman & Canoles
               One Commercial Place
               Norfolk, Virginia  23514-3037
               Attention:  Robert E. Smartschan
               Fax No.:    (757) 624-3169
               Tel No.:    (757) 624-3221

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

          9.3  COUNTERPARTS.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart.

          9.4  EXPENSES.  Each of the parties hereto will bear all costs,
               --------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that Sellers shall bear all costs and expenses of (i) any broker involved in this transaction and (ii) all legal expenses of Sellers or the Company with respect to this Agreement and the transactions contemplated hereby.

          9.5  BINDING EFFECT; ASSIGNMENT.  This Agreement shall be binding
               --------------------------
upon and inure to the benefit of the Company, Global, ESIAC and Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or Sellers without the prior written consent of Global. This Agreement shall be assignable by Global to a wholly-owned subsidiary of Global without the prior written consent of Sellers, but any such assignment shall not relieve Global or ESIAC of its obligations hereunder.

          9.6  ENTIRE AND SOLE AGREEMENT.  This Agreement and the other
               -------------------------
schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

          9.7  GOVERNING LAW.  This Agreement and its validity, construction,
               -------------
enforcement, and interpretation shall be governed by the substantive laws of the Commonwealth of Virginia.

          9.8  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
               -----------------------------------------------------
Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of two
(2) years, provided (a) the representations and warranties contained in Section
                                                                        -------
3.17 of this Agreement, and the related indemnities, shall survive the Closing
----
until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities and (b) the representations and warranties contained in Sections 3.1, 3.2 and 3.3 of this Agreement, and the related
             -------------------------
indemnities, shall survive the Closing until expiration of the applicable statute of limitations. Notwithstanding the foregoing, it is understood and agreed that all representations and warranties made by the parties in this Agreement are made as of the date of execution of this Agreement only.

          9.9  INVALID PROVISIONS.  If any provision of this Agreement is
               ------------------
deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

          9.10 PUBLIC ANNOUNCEMENTS.  Neither party shall make any public
               --------------------
announcement of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          9.11 REMEDIES CUMULATIVE.  The remedies of the parties under this
               -------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

          9.12 WAIVER.  No failure or delay on the part of any party in
               ------
exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          9.13 DISPUTE RESOLUTION.  ALL DISPUTES BETWEEN SELLERS AND GLOBAL
               ------------------
WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF SELLERS AND GLOBAL HEREUNDER (OTHER THAN DISPUTES INVOLVING ALLEGATIONS OF INTENTIONAL FRAUD), WHICH CANNOT BE RESOLVED BY MUTUAL AGREEMENT, WILL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NORFOLK, VIRGINIA, OR BY ANY OTHER MEANS OF ALTERNATIVE DISPUTE RESOLUTION MUTUALLY AGREED UPON BY THE PARTIES.

          9.14 BUILDING LEASES.  The lease for the Existing Building
               ---------------
appended hereto as Exhibit I shall be executed and delivered at Closing.  If and
                   ---------
when the New Building is constructed, the Company shall lease such Building on substantially the same terms as it leases the Existing Building at Closing, except that the lease for the New Building shall be for seven (7) years at fair market rental.

          9.15 WORKING CAPITAL ADJUSTMENT.  At the request of Global and
               --------------------------
ESIAC, the Company has made an adjustment to Working Capital on the Preliminary Closing Balance Sheet in the amount of $57,168 (the "WC ADJUSTMENT"). Global and ESIAC agree, notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument entered into or delivered under or in connection with this Agreement, that (i) none of the Sellers or the Company will be deemed or held to be in violation or breach of any covenant, representation or warranty contained in this Agreement or any other such agreement, document or instrument, due to any actions of the Company or Sellers solely with respect to, or any direct or indirect consequence or effect of, the WC Adjustment; provided, however, that if any of the Sellers violate or breach any covenant, representation or warranty in this Agreement or any other agreement, document or instrument entered into or delivered under or in connection with this Agreement for any reason other than the WC Adjustment, then such Seller(s) will be liable for such violation or breach to the fullest extent provided herein or therein and (ii) the WC Adjustment shall have no effect on the Purchase Price otherwise payable to Sellers hereunder, and if necessary to that end, shall be included in the Audited Closing Balance Sheet to the same extent as it is included in the Preliminary Closing Balance Sheet.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                              GLOBAL:
                              ------

                              GLOBAL IMAGING SYSTEMS INC.


                              By:   /s/ Thomas S. Johnson
                                    --------------------------------------
                                    Thomas S. Johnson
                                    President and Chief Executive Officer

                              ESIAC:
                              -----

                              ESI ACQUISITION CORPORATION


                              By:   /s/ Thomas S. Johnson
                                    --------------------------------------
                                    Thomas S. Johnson
                                    President


                              THE COMPANY:
                              -----------

                              ELECTRONIC SYSTEMS, INC.


                              By:   /s/ William G. Kamarek
                                    --------------------------------------
                                    Title:   President
                                             -----------------------------

                              SELLERS:
                              -------


                              /s/ William G. Kamarek
                              --------------------------------------------
                              William G. Kamarek


                              /s/ Steven Allosso
                              --------------------------------------------
                              Steven Allosso

                              /s/ Benjamin E. Collier
                              --------------------------------------------
                              Benjamin E. Collier


                              /s/ Annette V. Wilkins
                              --------------------------------------------
                              Annette V. Wilkins


                              /s/ E. William Troiano
                              --------------------------------------------
                              E. William Troiano


                              /s/ N. Joyce Chapman
                              --------------------------------------------
                              N. Joyce Chapman


                              /s/ James R. Stroud
                              --------------------------------------------
                              James R. Stroud